Exhibit 99.1

INSTALLED BUILDING PRODUCTS REPORTS

RECORD THIRD QUARTER 2020 RESULTS

Columbus, Ohio, November 5, 2020. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE:IBP), an industry-leading installer of insulation and complementary building products, announced today results for the third quarter ended September 30, 2020.

Third Quarter 2020 Highlights (Comparisons are to Prior Year Period)

•	Net revenue increased 6.1% to a record $420.5 million
•	Residential sales increased 6.2%
•	Large commercial sales increased 2.0%
•	Net income increased 32.4% to a record $28.1 million
•	Adjusted EBITDA* increased 18.4% to a record $66.2 million
•	Net income per diluted share increased 33.8% to $0.95
•	Adjusted net income per diluted share* increased 22.2% to $1.21
•	Net cash provided by operating activities for the nine-months ended September 30, 2020, increased 34.5% to $143.3 million
•	At September 30, 2020, IBP had $268.7 million in cash and cash equivalents, and investments, with nothing drawn on the existing $200 million revolving line of credit
•

In August 2020, acquired Storm Master Gutters, a New Jersey based provider of gutter installation services to residential and multi-family customers throughout the mid-Atlantic, with annual revenue of approximately $20.0 million

•

In August 2020, acquired North Charleston, SC and Pooler, GA branches from Energy One America, providers of spray foam, fiberglass, and air barrier installation services to residential, multi-family and commercial customers, with combined annual revenue of approximately $22.0 million

Recent Developments

•

In October 2020, acquired Insulation Contractors/Magellan Insulation – known within its local markets as Icon – a Washington based provider of insulation, waterproofing, and firestopping installation services to commercial and multi-family customers throughout the Pacific Northwest, with annual revenue of approximately $26.0 million

•

In October 2020, acquired Norkote a Washington based installer of specialty coatings for fire protection, insulation, and acoustics in commercial and industrial applications throughout the Pacific Northwest, with annual revenue of approximately $10.0 million

“2020 is shaping up to be a record year reflecting the success of our business model, positive end-market fundamentals, and the dedication and hard work of our employees,” stated Jeff Edwards, Chairman and Chief Executive Officer. “I am encouraged with IBP’s strong operating and financial performance, given the unprecedented economic and social effects the COVID-19 pandemic has caused throughout 2020. In addition, I am excited by the long-term opportunities within our residential and commercial markets as a result of our ongoing geographic, end-market, and end-product diversification strategies.”

“We believe we are well positioned for 2021 to be another strong year for IBP, supported by favorable demand trends within the single-family housing market. While we expect near-term challenges will occur within the large commercial end-market, we believe long-term fundamentals remain intact and diversifying our end-market exposure continues to be an important component of our growth strategy. Our strong operating cash flow and solid balance sheet provides us with significant flexibility to navigate various end-market cycles, providing strong cash flow to fund our compelling acquisition strategy. With approximately $94 million of revenue acquired year to date, 2020 is shaping up to be another strong year of acquisition growth and we continue to have a robust pipeline of acquisition opportunities across multiple geographies, products and end markets,” concluded Mr. Edwards.

Third Quarter 2020 Results Overview

For the third quarter of 2020, net revenue was a record $420.5 million, an increase of 6.1% from $396.4 million in the third quarter of 2019. On a same branch basis, net revenue improved 1.7% from the prior year quarter. Residential same branch sales growth was 1.6% in the quarter, attributable to price gains and end-market and product mix, compared to an increase in total completions of 8.9%. Given the timing of completions and when we perform our install work, we believe it is useful to look at our performance over multiple quarters. For the nine months ended September 30, 2020, residential same branch sales grew 4.4% compared to an increase in total completions of 2.2%. Our large commercial construction end-market increased 2.0% for the third quarter of 2020.

Gross profit improved 11.5% to a record $131.6 million from $118.1 million in the prior year quarter. Adjusted gross profit* as a percent of total revenue was 31.4% which adjusts for the Company’s share-based compensation expense and employee-related expenses associated with the COVID-19 pandemic, compared to 29.8% for the same period last year. Selling and administrative expense, as a percent of net revenue, was 18.8% consistent with the prior year quarter. Adjusted selling and administrative expense*, as a percent of net revenue, was 18.0% compared to 18.2% in the prior year quarter.

Net income was a record $28.1 million, or $0.95 per diluted share, compared to $21.2 million, or $0.71 per diluted share in the prior year quarter. Adjusted net income* was a record $35.9 million, or $1.21 per diluted share, compared to $29.7 million, or $0.99 per diluted share in the prior year quarter. Adjusted net income adjusts for the impact of non-core items in both periods, including an addback for non-cash amortization expense related to acquisitions.

Adjusted EBITDA* was a record $66.2 million, an 18.4% increase from $55.9 million in the prior year quarter, largely due to higher sales and improved gross profit margin compared to the prior year quarter.

Conference Call and Webcast

The Company will host a conference call and webcast on November 5, 2020 at 10:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 800-667-9916 (domestic) or 303-223-4361 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through December 5, 2020, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 21971307.

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of over 180 branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and the commercial market, our financial and business model, the demand for our services and product offerings, the impact of the COVID-19 crisis on our business and end markets, expansion of our national footprint and end markets, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, the impact of the COVID-19 crisis on our financial results, and expectations for demand for our services and our earnings in 2020 and 2021. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the duration, effect and severity of the COVID-19 crisis; the adverse impact of the COVID-19 crisis on our business and financial results, the economy and the markets we serve; general economic and industry conditions, the material price environment; the timing of increases in our selling prices, and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

*Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit and Adjusted Selling and Administrative expense. The reasons for the use of these measures, reconciliations of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit, and Adjusted Selling and Administrative expense to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(unaudited, in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Net revenue	$420,486	$396,449	$1,211,756	$1,110,398
Cost of sales	288,839	278,362	836,710	795,616

Gross profit	131,647	118,087	375,046	314,782
Operating expenses
Selling	20,843	19,398	60,209	54,431
Administrative	58,240	55,098	177,495	156,022
Amortization	6,974	6,156	20,378	18,065

Operating income	45,590	37,435	116,964	86,264
Other expense
Interest expense, net	7,564	8,458	22,679	19,783
Other	176	155	305	381

Income before income taxes	37,850	28,822	93,980	66,100
Income tax provision	9,773	7,610	24,578	17,135

Net income	$28,077	$21,212	$69,402	$48,965

Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on cash flow hedge, net of tax (provision) benefit of ($408) and $575 for the three months ended September 30, 2020 and 2019, respectively, and $1,582 and $2,676 for the nine months ended September 30, 2020 and 2019, respectively	1,176	(1,726)	(4,582)	(8,021)

Comprehensive income	$29,253	$19,486	$64,820	$40,944

Basic net income per share	$0.95	$0.71	$2.35	$1.65

Diluted net income per share	$0.95	$0.71	$2.33	$1.64

Weighted average shares outstanding:
Basic	29,478,816	29,785,548	29,549,460	29,741,555
Diluted	29,698,028	29,877,056	29,737,716	29,839,873

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share amounts)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$267,471	$177,889
Investments	1,220	37,961
Accounts receivable (less allowance for credit losses of $9,366 and $6,878 at September 30, 2020 and December 31, 2019, respectively)	258,940	244,519
Inventories	70,218	74,606
Other current assets	37,607	46,974

Total current assets	635,456	581,949
Property and equipment, net	104,900	106,410
Operating lease right-of-use assets	50,873	45,691
Goodwill	206,782	195,652
Intangibles, net	155,398	153,562
Other non-current assets	12,036	16,215

Total assets	$1,165,445	$1,099,479

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$24,156	$24,164
Current maturities of operating lease obligations	17,875	15,459
Current maturities of finance lease obligations	2,268	2,747
Accounts payable	86,898	98,871
Accrued compensation	43,310	33,636
Other current liabilities	47,734	39,272

Total current liabilities	222,241	214,149
Long-term debt	544,276	545,031
Operating lease obligations	32,431	29,785
Finance lease obligations	2,747	3,597
Deferred income taxes	3,704	9,175
Other long-term liabilities	55,859	47,711

Total liabilities	861,258	849,448
Commitments and contingencies
Stockholders’ equity

Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	-	-
Common stock; $0.01 par value: 100,000,000 authorized, 33,127,310 and 32,871,504 issued and 29,800,535 and 30,016,340 shares outstanding at September 30, 2020 and December 31, 2019, respectively	331	329
Additional paid in capital	197,486	190,230
Retained earnings	241,583	173,371
Treasury stock; at cost: 3,326,775 and 2,855,164 shares at September 30, 2020 and December 31, 2019, respectively	(123,488)	(106,756)
Accumulated other comprehensive loss	(11,725)	(7,143)

Total stockholders’ equity	304,187	250,031

Total liabilities and stockholders’ equity	$1,165,445	$1,099,479

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Nine months ended September 30,
	2020	2019
Cash flows from operating activities
Net income	$69,402	$48,965
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	30,850	28,575
Amortization of operating lease right-of-use assets	13,281	11,597
Amortization of intangibles	20,378	18,065
Amortization of deferred financing costs and debt discount	1,000	845
Provision for credit losses	3,839	3,173
Write-off of debt issuance costs	-	2,774
Gain on sale of property and equipment	(592)	(69)
Noncash stock compensation	8,050	6,442
Deferred income taxes	(3,405)	-
Amortization of terminated interest rate swap	508	-
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	(9,624)	(29,144)
Inventories	5,983	(852)
Other assets	9,027	(4,845)
Accounts payable	(14,746)	2,535
Income taxes receivable/payable	14,192	13,487
Other liabilities	(4,259)	4,969

Net cash provided by operating activities	143,884	106,517

Cash flows from investing activities
Purchases of investments	(776)	(17,352)
Maturities of short term investments	37,473	22,560
Purchases of property and equipment	(25,515)	(37,267)
Acquisitions of businesses	(38,825)	(24,740)
Proceeds from sale of property and equipment	828	563
Other	(2,662)	(1,795)

Net cash used in investing activities	(29,477)	(58,031)

Cash flows from financing activities
Proceeds from senior notes	-	300,000
Payments on term loan	-	(195,750)
Proceeds from vehicle and equipment notes payable	17,759	23,767
Debt issuance costs	(157)	(5,191)
Principal payments on long-term debt	(19,801)	(15,278)
Principal payments on finance lease obligations	(1,998)	(3,398)
Acquisition-related obligations	(3,896)	(5,797)
Repurchase of common stock	(15,759)	-
Surrender of common stock awards by employees	(973)	(2,331)

Net cash used in financing activities	(24,825)	96,022

Net change in cash and cash equivalents	89,582	144,508
Cash and cash equivalents at beginning of period	177,889	90,442

Cash and cash equivalents at end of period	$267,471	$234,950

Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$24,130	$17,746
Income taxes, net of refunds	13,798	3,790
Supplemental disclosure of noncash activities
Right-of-use assets obtained in exchange for operating lease obligations	18,340	11,593
Termination of operating lease obligations and right-of-use assets	-	(2,814)
Property and equipment obtained in exchange for finance lease obligations	853	2,175
Seller obligations in connection with acquisition of businesses	6,965	4,322
Unpaid purchases of property and equipment included in accounts payable	1,229	1,527

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Gross Profit and Adjusted Selling and Administrative Expense measure performance by adjusting EBITDA, GAAP net income, gross profit and selling and administrative expense, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.

We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.

We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED NET INCOME CALCULATIONS

(unaudited, in thousands, except share and per share amounts)

The table below reconciles Adjusted Net Income to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Net income, as reported	$28,077	$21,212	$69,402	$48,965
Adjustments for adjusted net income:
Write-off of capitalized loan costs	-	2,774	-	2,774
Share based compensation expense	2,635	2,099	8,050	6,441
Acquisition related expenses	801	303	2,006	1,497
COVID-19 expenses [1]	148	-	798	-
Branch start-up costs [2]	-	129	-	746
Amortization expense [3]	6,974	6,156	20,378	18,065
Miscellaneous non-operating income	-	-	(279)	-
Tax impact of adjusted items at normalized tax rate [4]	(2,745)	(2,980)	(8,048)	(7,676)

Adjusted net income	$35,890	$29,693	$92,307	$70,812

Weighted average shares outstanding (diluted)	29,698,028	29,877,056	29,737,716	29,839,873
Diluted net income per share, as reported	$0.95	$0.71	$2.33	$1.64
Adjustments for adjusted net income, net of tax impact, per diluted share [5]	0.26	0.28	0.77	0.73

Diluted adjusted net income per share	$1.21	$0.99	$3.10	$2.37

1  Addback of employee pay, employee medical expenses, and legal fees directly attributable to COVID-19

2  Addback of costs related to organic branch expansion for Alpha locations

3  Addback of all non-cash amortization resulting from business combinations

4  Normalized effective tax rate of 26.0% applied to both periods presented

5  Includes adjustments related to the items noted above, net of tax

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED GROSS PROFIT CALCULATIONS

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Gross profit	$131,647	$118,087	$375,046	$314,782
Share based compensation expense	60	97	221	280
COVID-19 expenses [1]	117	-	425	-
Branch start-up costs [2]	-	129	-	746

Adjusted gross profit	$131,824	$118,313	$375,692	$315,808

Adjusted gross profit - % Total Revenue	31.4%	29.8%	31.0%	28.4%

1  Addback of employee pay and employee medical expenses directly attributable to COVID-19

2  Addback of costs related to organic branch expansion for Alpha locations

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED SELLING AND ADMINISTRATIVE EXPENSE CALCULATIONS

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Selling expense	$20,843	$19,398	$60,209	$54,431
Administrative expense	58,240	55,098	177,495	156,022

Selling and Administrative	$79,083	$74,496	$237,704	$210,453

Share based compensation expense	2,575	2,002	7,829	6,161
Acquisition related expenses	801	303	2,006	1,497
COVID-19 expenses [1]	31	-	373	-

Adjusted Selling and Administrative	$75,676	$72,191	$227,496	$202,795

Adj. Selling and Administrative - % Total Revenue	18.0%	18.2%	18.8%	18.3%

1  Addback of employee pay, employee medical expenses and legal fees directly attributable to COVID-19

The table below reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED EBITDA CALCULATIONS

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Adjusted EBITDA:
Net income (GAAP)	$28,077	$21,212	$69,402	$48,965
Interest expense	7,564	8,458	22,679	19,783
Provision for income taxes	9,773	7,610	24,578	17,135
Depreciation and amortization	17,201	16,117	51,230	46,640
Miscellaneous non-operating income	-	-	(279)	-

EBITDA	62,615	53,397	167,610	132,523

Acquisition related expenses	801	303	2,006	1,497
Share based compensation expense	2,635	2,099	8,050	6,441
COVID-19 expenses [1]	148	-	798	-
Branch start-up costs	-	129	-	746

Adjusted EBITDA	$66,199	$55,928	$178,464	$141,207

Adjusted EBITDA margin	15.7%	14.1%	14.7%	12.7%

1  Addback of employee pay, employee medical expenses and legal fees directly attributable to COVID-19

INSTALLED BUILDING PRODUCTS, INC.

SUPPLEMENTARY TABLE

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Period-over-period Growth
Sales Growth	6.1%	13.6%	9.1%	12.9%
Same Branch Sales Growth	1.7%	9.3%	5.1%	8.2%

Single-Family Sales Growth	1.8%	10.3%	4.0%	11.3%
Single-Family Same Branch Sales Growth	-3.1%	4.9%	-0.5%	5.3%

Residential Sales Growth	6.2%	10.7%	8.5%	11.2%
Residential Same Branch Sales Growth	1.6%	6.0%	4.4%	6.0%

Same Branch Sales Growth
Volume Growth[1]	2.2%	2.9%	0.0%	2.3%
Price/Mix Growth[1]	0.2%	5.4%	5.5%	5.1%

Large Commercial Construction Sales Growth	2.0%	19.4%	7.5%	15.7%

U.S. Housing Market[2]
Total Completions Growth	8.9%	1.5%	2.2%	2.6%
Single-Family Completions Growth	2.6%	3.7%	1.7%	4.8%

1  Excludes the large commercial end market

2  U.S. Census Bureau data, as revised

INSTALLED BUILDING PRODUCTS, INC.

INCREMENTAL REVENUE AND ADJUSTED EBITDA MARGINS

(unaudited, in thousands)

	Three months ended September 30,				Nine months ended September 30,
	2020	% Total	2019	% Total	2020	% Total	2019	% Total
Revenue Increase
Same Branch	$6,756	28.1%	$32,570	68.6%	$56,884	56.1%	$80,754	63.5%
Acquired	17,282	71.9%	14,880	31.4%	44,474	43.9%	46,333	36.5%

Total	$24,038	100.0%	$47,450	100.0%	$101,358	100.0%	$127,087	100.0%

		Adj EBITDA Contribution		Adj EBITDA Contribution		Adj EBITDA Contribution		Adj EBITDA Contribution
Adjusted EBITDA
Same Branch	$8,126	120.3%	$9,589	29.4%	$30,629	53.8%	$14,037	17.4%
Acquired	2,145	12.4%	2,589	17.4%	6,626	14.9%	6,433	13.9%

Total	$10,271	42.7%	$12,178	25.7%	$37,255	36.8%	$20,470	16.1%

Source: Installed Building Products, Inc.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net